Exhibit 99.2

FOR IMMEDIATE RELEASE
March 2, 2009

ILX RESORTS FILES FOR CHAPTER 11 REORGANIZATION

PHOENIX, ARIZONA – March 2, 2009 - ILX RESORTS INCORPORATED (NYSE Alternext: ILX) a leading developer, operator and marketer of upscale flexible-stay vacation ownership resorts in the western United States, announced that the Company and certain of its subsidiaries and limited liability companies have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code.  The petitions were filed in the United States Bankruptcy Court for the District of Arizona.

“Dramatic challenges in the economy and recent unanticipated reductions in our credit facilities caused by disruption and instability in the capital markets have necessitated that we seek reorganization protection to preserve resources for an orderly restructuring of the Company,” said Joe Martori, Chairman and CEO.

The Company expects that Chapter 11 protection will enable the company to conduct its business operations as usual. To that end, the Company is seeking approval from the court in order to continue managing its operations in the ordinary course.

For more information about the Company, visit: www.ilxresorts.com.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made.  For example, future results, performance and achievements may be affected by the impact of today’s announcement on our operations, the ability to continue as a going concern, the ability to obtain court approval of  our motions in the Chapter 11 proceedings, our ability to develop, pursue, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, our ability  to obtain and maintain normal terms with vendors and service providers, our ability to attract and retain customers, our ability to provide financing to purchasers of vacation ownership interests, the performance of our portfolio of consumer notes receivable, our ability to successfully implement our strategic, operational and marketing plans, general economic conditions, availability of capital in the financial markets, the impact of war and terrorist activity, business and financing conditions, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees and our ability to attract and retain employees , domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, and other circumstances and uncertainties.  We believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, but we can give no assurance that our expectations will be attained or that results will not materially differ.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.